Exhibit 99.1
Earnings Release
INVESTORS REAL ESTATE TRUST
ANNOUNCES
FINANCIAL AND OPERATING RESULTS
FOR THE QUARTER AND FISCAL YEAR ENDED APRIL 30, 2013
Minot, ND – July 1, 2013 – Investors Real Estate Trust (NYSE: IRET) reported financial and operating results today for the quarter and fiscal year ended April 30, 2013.
During the three month period ended April 30, 2013, IRET's revenues increased from the year-earlier period. Funds From Operations (FFO)1 overall increased and on a per share and unit basis remained the same for the three month period ended April 30, 2013 compared to the same period of the prior fiscal year. Net income increased from the year-earlier period. Included in fourth quarter fiscal year 2013 net income was a gain on involuntary conversion from the receipt of insurance proceeds for the redevelopment of our Arrowhead Shopping Center and Chateau apartment properties following the severe flood in Minot, North Dakota in June 2011.
For the three month period ended April 30, 2013, as compared to the same period of the prior fiscal year:
•	Revenues increased to $67.0 million from $59.9 million.
•	Total expenses increased by approximately $7.2 million, or 18.2%, in the three months ended April 30, 2013 compared to the three months ended April 30, 2012, from $39.5 million to $46.7 million.
•
FFO increased to $22.1 million on approximately 118,192,000 weighted average shares and units outstanding, from $19.1 million on approximately 107,316,000 weighted average shares and units outstanding ($.19 per share and unit compared to $.18 per share and unit).

•	Net Income Available to Common Shareholders, as computed under generally accepted accounting principles, was $7.1 million compared to $2.8 million in the same period of the prior fiscal year.
During the twelve month period ended April 30, 2013, IRET's revenues increased from the year-earlier period. FFO overall and on a per share and unit basis increased for the twelve month period ended April 30, 2013 compared to the same period of the prior fiscal year.  Net income increased from the year-earlier period.
For the twelve month period ended April 30, 2013, as compared to the same period of the prior fiscal year:
•	Revenues increased to $259.4 million from $239.1 million.
•	Total expenses increased by $13.1 million, or 7.9%, in the twelve months ended April 30, 2013 compared to the twelve months ended April 30, 2012, from $166.3 million to $179.4 million.
•
FFO increased to $78.9 million on approximately 114,535,000 weighted average shares and units outstanding, from $67.3 million on approximately 103,432,000 weighted average shares and units outstanding ($.69 per share and unit compared to $.65 per share and unit).

•
Net Income Available to Common Shareholders, as computed under generally accepted accounting principles, was approximately $16.3 million compared to $5.8 million in the same period of the prior fiscal year.

Significant Events and Transactions during the fourth quarter of fiscal year 2013:
•
The public offering of approximately 6.0 million common shares at a public offering price of $9.25 per share, for net proceeds to the Company of approximately $53.0 million after underwriting discounts and estimated offering expenses;

•
The addition of 356 units to the Company's multi-family residential portfolio, through the acquisition of a 336-unit apartment property in Omaha, Nebraska, and the completion of the conversion of an existing commercial office property in Minot, North Dakota to a 20-unit multi-family residential property;

•
The acquisition of parcels of vacant land in Grand Forks, North Dakota (approximately 10 acres); Bismarck, North Dakota (approximately 18.2 acres); and Golden Valley, Minnesota (approximately 2.1 acres), for possible future development; and

•
The sale of a commercial healthcare property in Stevens Point, Wisconsin, for a sales price of approximately $16.1 million, and the placement in service of an approximately 3,700 square foot commercial retail building in Minot, North Dakota.

IRET's President and Chief Executive Officer, Timothy Mihalick, commented, "IRET delivered solid operating results during the fourth quarter and fiscal year ended April 30, 2013. Real estate operating fundamentals continued to improve during fiscal year 2013, particularly in IRET's multi-family residential segment, and we expect to see continued favorable results in this segment in fiscal year 2014. Our commercial office segment also showed some progress, but we continue to expect recovery of the office market to be challenged by the slow and uneven recovery of the broader economy and by relatively high unemployment rates. Energy activity in the Bakken Shale region continues to be strong, and, accordingly, we are allocating significant resources to this dynamic economy, with development projects currently scheduled for completion in fiscal years 2014 and 2015 in this region including the 146-unit River Ridge apartment project in Bismarck, North Dakota, the 108-unit Landing at Southgate and 233-unit Commons at Southgate apartment projects in Minot, North Dakota, and the 288-unit Renaissance Heights Phase I apartment project in Williston, North Dakota. We also plan to continue in fiscal year 2014 selective dispositions of assets in non-core markets, particularly in our industrial and retail segments. Consistent with this focus, I note our sale in May 2013 of four industrial properties in Minnesota and North Dakota."
______________________________
1            The National Association of Real Estate Investment Trusts, Inc. (NAREIT) defines FFO as "net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of property, plus real estate depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis."  In addition, in October 2011 NAREIT clarified its computation of FFO to exclude impairment charges for all periods presented. FFO is a non-GAAP measure. We consider FFO, which is a standard supplemental measure for equity real estate investment trusts, helpful to investors because it facilitates an understanding of the operating performance of properties without giving effect to impairment write-downs and to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time.  Since real estate values instead historically rise or fall with market conditions, we believe that FFO provides investors and management with a more accurate indication of our financial and operating results. See table below for a reconciliation of Net Income to FFO.
i

Operating Results
Net Operating Income (NOI)2 from all properties increased by $5.1 million, or 13.7%, during the three month period ended April 30, 2013, compared to the same period one year ago. Non-stabilized properties accounted for $4.1 million of the increase while stabilized properties added $1.0 million.
The increase of $1.0 million in NOI from stabilized properties was primarily due to recognition of a $1.0 million gain on involuntary conversion in the commercial retail segment as a result of insurance proceeds received following a flood loss at the Company's Minot Arrowhead Shopping Center. The multi-family residential segment provided $833,000 of increased NOI from stabilized properties, as high occupancy allowed the Company to increase rents at selected properties. These increases were offset by a decrease of $701,000 in NOI from the Company's industrial segment compared to the same period of the prior year, in which the Company had received $714,000 in proceeds from the settlement of a claim against the bankruptcy estate of a former tenant.
NOI from all properties increased by $19.4 million, or 13.7%, during the twelve month period ended April 30, 2013, compared to the same period one year ago. Non-stabilized properties accounted for $15.8 million of the increase, with $11.9 million of increased NOI due to acquisitions and developments, and $3.9 million due to gain on involuntary conversion resulting from flood and fire losses. Stabilized properties provided $3.6 million of the increase.
Of the total increase in NOI from stabilized properties in the twelve-month period ended April 30, 2013, the Company's multi-family residential segment accounted for $3.6 million. This segment continues to experience consistent high occupancy rates, allowing the Company to increase rents. Increases in NOI in the Company's commercial retail segment reflect a $1.2 million gain on involuntary conversion from insurance proceeds received following a flood loss, offset by a decrease of $701,000 in NOI from the Company's industrial segment compared to the same period of the prior year, in which the Company had received $714,000 in proceeds from the settlement of a claim against the bankruptcy estate of a former tenant. The Company's commercial office and commercial healthcare segments both had slight increases in occupancy during the twelve month period ended April 30, 2013 compared to the same period one year ago, with corresponding revenue increases; however, expenses, primarily for snow removal, also increased, causing a reduction in NOI of $302,000 and $348,000, respectively, in the commercial office and commercial healthcare segments in the twelve months ended April 30, 2013 compared to the twelve months ended April 30, 2012.  Detail on NOI by segment is provided in the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2013.
Physical occupancy as of April 30, 2013 compared to April 30, 2012 increased slightly in four of our five reportable segments, on a stabilized basis and an all-property basis, decreasing only in the commercial retail segment.
Physical Occupancy Levels on a Stabilized Property and All Property Basis:
	Stabilized Properties(a)		All Properties
	As of April 30,		As of April 30,
Segments	Fiscal 2013	Fiscal 2012	Fiscal 2013	Fiscal 2012
Multi-Family Residential	94.7%	94.2%	94.6%	93.7%
Commercial Office	80.2%	78.6%	80.2%	78.6%
Commercial Healthcare	94.6%	94.0%	94.7%	94.4%
Commercial Industrial	96.8%	95.5%	96.8%	95.5%
Commercial Retail	86.5%	87.1%	86.5%	87.1%

a.	Non-stabilized properties consist of the following properties (re-development and in-service development properties are listed in bold type):
Multi-Family Residential -
Ashland, Grand Forks, ND; Chateau I, Minot, ND; Colony, Lincoln, NE; Cottage West Twin Homes, Sioux Falls, SD; Evergreen II, Isanti, MN; First Avenue, Minot, ND; Gables Townhomes, Sioux Falls, SD; Grand Gateway, St Cloud, MN; Lakeside Village, Lincoln, NE; Quarry Ridge II, Rochester, MN; Regency Park Estates, St Cloud, MN; The Ponds at Heritage Place, Sartell, MN; Villa West, Topeka, KS; Whispering Ridge, Omaha, NE and Williston Garden, Williston, ND.
Total number of units, 1,953.

Commercial Healthcare -
Edina 6525 Drew Avenue, Edina, MN; Jamestown Medical Office Building, Jamestown, ND; Spring Creek American Falls, American Falls, ID; Spring Creek Soda Springs, Soda Springs, ID; Spring Creek Eagle, Eagle, ID; Spring Creek Meridian, Meridian, ID; Spring Creek Overland, Boise, ID; Spring Creek Boise, Boise, ID; Spring Creek Ustick, Meridian, ID and Trinity at Plaza 16, Minot, ND.
Total rentable square footage, 223,192.

	Commercial Industrial -	Minot IPS, Minot, ND. Total rentable square footage, 27,698.
	Commercial Retail -	Arrowhead First International Bank, Minot, ND. Total rentable square footage, 3,702.

As of April 30, 2012, stabilized properties excluded:
Multi-Family Residential -
Ashland, Grand Forks, ND; Chateau I, Minot, ND; Cottage West Twin Homes, Sioux Falls, SD; Evergreen II, Isanti, MN; Gables Townhomes, Sioux Falls, SD; Grand Gateway, St Cloud, MN; Regency Park Estates, St Cloud, MN; Villa West, Topeka, KS; and Williston Garden, Williston, ND.
Total number of units, 561.

Commercial Healthcare -
Edina 6525 Drew Avenue, Edina, MN; Spring Creek American Falls, American Falls, ID; Spring Creek Soda Springs, Soda Springs, ID; Spring Creek Eagle, Eagle, ID; Spring Creek Meridian, Meridian, ID; Spring Creek Overland, Boise, ID; Spring Creek Boise, Boise, ID; Spring Creek Ustick, Meridian, ID and Trinity at Plaza 16, Minot, ND.
Total rentable square footage, 177,970.

______________________________
2	We measure the performance of our segments based on NOI, which we define as total real estate revenues and gain on involuntary conversion less real estate expenses (which consist of utilities, maintenance, real estate taxes, insurance and property management expenses). We believe that NOI is an important supplemental measure of operating performance for a real estate investment trust's operating real estate because it provides a measure of core operations that is unaffected by depreciation, amortization, financing and general and administrative expense. NOI does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income, net income available for common shareholders or cash flow from operating activities as a measure of financial performance. See tables below for a reconciliation of NOI to the condensed consolidated financial statements.
3            Stabilized properties are properties owned or in service for the entirety of the periods being compared, and, in the case of development or re-development properties, which have achieved a target level of occupancy of 90% for multi-family residential properties and 85% for commercial office, healthcare, industrial and retail properties.

Acquisitions and Dispositions
During the fourth quarter of fiscal year 2013, the Company closed on its acquisitions of:
•	a parcel of vacant land in Grand Forks, North Dakota, acquired for possible future development, of approximately 10 acres for a purchase price of $1.6 million, paid in cash;
•	a parcel of vacant land in Bismarck, North Dakota, acquired for possible future development, of approximately 18.2 acres for a purchase price of $3.3 million, paid in cash;
•
a 336-unit multi-family residential property in Omaha, Nebraska, for a purchase price of $28.3 million, of which approximately $25.8 million was paid in cash and the remainder in limited partnership units of the Operating Partnership valued at $2.5 million; and

•	a parcel of vacant land in Golden Valley, Minnesota, acquired for possible future development, of approximately 2.1 acres for a purchase price of $2.1 million, paid in cash.

During the fourth quarter of fiscal year 2013, the Company placed in service an approximately 3,700 square foot commercial retail building in Minot, North Dakota and completed the conversion of an existing approximately 15,000 square foot commercial office building in Minot, North Dakota to a 20-unit multi-family residential property.
During the fourth quarter of fiscal year 2013, the Company sold one commercial healthcare property for a total sales price of approximately $16.1 million.
Shareholder Equity, Distributions and Capital Structure
As of April 30, 2013, IRET had a total capitalization of $2.4 billion. Total capitalization is defined as the market value (closing price at end of period) of the Company's outstanding common shares and the imputed market value of the outstanding limited partnership units of IRET Properties (which are convertible, at the expiration of a specified holding period, into cash or, at the Company's sole discretion, into common shares of the Company on a one-to-one basis), plus the book value of the Company's preferred shares and the outstanding principal balance of the consolidated debt of the Company.
On April 1, 2013, IRET paid a quarterly distribution of $0.1300 per share and unit on its common shares and limited partnership units of IRET Properties. This was IRET's 168th consecutive distribution. IRET also paid, on April 1, 2013, a quarterly distribution of $0.5156 per share on its Series A preferred shares and a quarterly distribution of $0.4968 per share on its Series B preferred shares.
Distribution Declared.  Subsequent to the end of the fourth quarter of fiscal year 2013, on June 3, 2013, the Company's Board of Trustees declared a regular quarterly distribution of $0.1300 per share and unit on the Company's common shares of beneficial interest and the limited partnership units of IRET Properties, payable July 1, 2013 to common shareholders and unitholders of record on June 14, 2013. Also on June 3, 2013, the Company's Board of Trustees' declared a distribution of $0.5156 per share on the Company's Series A preferred shares of beneficial interest, payable July 1, 2013 to Series A preferred shareholders of record on June 14, 2013, and declared a distribution of $0.4968 per share on the Company's Series B preferred shares of beneficial interest, payable July 1, 2013 to Series B preferred shareholders of record on June 14, 2013.
Conference Call Information
The Conference Call for 4th Quarter Earnings is scheduled for Tuesday, July 2, 2013 at 9:00 A.M. Central Time.  The call will be limited to one hour, including questions and answers.  Conference call access information is as follows:
USA Toll Free Number: 1-888-317-6016
International Toll Free Number: 1-412-317-6016
Canada Toll Free Number: 1-855-669-9657
A webcast and transcript of the call will be archived on the "Investors/ Presentations & Events/Presentations" page of IRET's website, http://www.iret.com, for one year.  Questions regarding the conference call should be directed to IRET Investor Relations at landerson@iret.com.
About IRET
IRET is a self-administered, equity real estate investment trust investing in income-producing properties located primarily in the upper Midwest. IRET owns a diversified portfolio of properties consisting of 87 multi-family residential properties with 10,280 apartment units; and 67 commercial office properties, 65 commercial healthcare properties (including senior housing), 20 commercial industrial properties and 30 commercial retail properties with a total of approximately 12.4 million square feet of leasable space.  IRET common shares, Series A preferred shares and Series B preferred shares are publicly traded on the New York Stock Exchange (NYSE symbols: IRET, IRETPR and IRETPRB, respectively). IRET's press releases and supplemental information are available on the Company website at www.iret.com or by contacting Investor Relations at 701-837-4738.
Certain statements in this earnings release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from projected results. Such risks, uncertainties and other factors include, but are not limited to: intentions and expectations regarding future distributions on our common shares and units, fluctuations in interest rates, the effect of government regulation, the availability of capital, changes in general and local economic and real estate market conditions, competition, our ability to attract and retain skilled personnel, and those risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission, including our 2013 Form 10-K.  We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	(in thousands)
	April 30, 2013	April 30, 2012
ASSETS
Real estate investments
Property owned	$2,032,970	$1,892,009
Less accumulated depreciation	(420,421)	(373,490)
	1,612,549	1,518,519
Development in progress	46,782	27,599
Unimproved land	21,503	10,990
Total real estate investments	1,680,834	1,557,108
Real estate held for sale	0	2,067
Cash and cash equivalents	94,133	39,989
Other investments	639	634
Receivable arising from straight-lining of rents, net of allowance of $830 and $1,209, respectively	26,354	23,273
Accounts receivable, net of allowance of $563 and $154, respectively	4,534	7,052
Real estate deposits	196	263
Prepaid and other assets	5,124	3,703
Intangible assets, net of accumulated amortization of $27,708 and $47,813, respectively	40,457	44,588
Tax, insurance, and other escrow	12,569	11,669
Property and equipment, net of accumulated depreciation of $1,673 and $1,423, respectively	1,221	1,454
Goodwill	1,106	1,120
Deferred charges and leasing costs, net of accumulated amortization of $18,714 and $16,244, respectively	22,387	21,447
TOTAL ASSETS	$1,889,554	$1,714,367
LIABILITIES AND EQUITY
LIABILITIES
Accounts payable and accrued expenses	$50,797	$47,403
Revolving line of credit	10,000	39,000
Mortgages payable	1,049,206	1,048,689
Other	18,170	14,012
TOTAL LIABILITIES	1,128,173	1,149,104
COMMITMENTS AND CONTINGENCIES
EQUITY
Investors Real Estate Trust shareholders' equity
Series A Preferred Shares of Beneficial Interest (Cumulative redeemable preferred shares, no par value, 1,150,000 shares issued and outstanding at April 30, 2013 and April 30, 2012, aggregate liquidation preference of $28,750,000)	27,317	27,317
Series B Preferred Shares of Beneficial Interest (Cumulative redeemable preferred shares, no par value, 4,600,000 and 0 shares issued and outstanding at April 30, 2013 and April 30, 2012, respectively, aggregate liquidation preference of $115,000,000)	111,357	0
Common Shares of Beneficial Interest (Unlimited authorization, no par value, 101,487,976 shares issued and outstanding at April 30, 2013, and 89,473,838 shares issued and outstanding at April 30, 2012)	784,454	684,049
Accumulated distributions in excess of net income	(310,341)	(278,377)
Total Investors Real Estate Trust shareholders' equity	612,787	432,989
Noncontrolling interests – Operating Partnership (21,635,127 units at April 30, 2013 and 20,332,415 units at April 30, 2012)	122,539	118,710
Noncontrolling interests – consolidated real estate entities	26,055	13,564
Total equity	761,381	565,263
TOTAL LIABILITIES AND EQUITY	$1,889,554	$1,714,367

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
for the three and twelve months ended April 30, 2013 and 2012

	(in thousands, except per share data)
	Three Months Ended April 30		Twelve Months Ended April 30
	2013	2012	2013	2012
REVENUE
Real estate rentals	$54,707	$49,251	$212,969	$196,149
Tenant reimbursement	12,304	10,681	46,437	42,929
TOTAL REVENUE	67,011	59,932	259,406	239,078
EXPENSES
Depreciation/amortization related to real estate investments	15,671	14,232	61,996	56,426
Utilities	5,356	4,192	19,172	17,442
Maintenance	7,692	6,363	29,237	26,354
Real estate taxes	9,022	8,207	34,380	31,581
Insurance	996	988	3,927	3,502
Property management expenses	3,814	3,487	15,408	18,651
Other property expenses	242	(605)	1,008	(142)
Administrative expenses	1,934	1,338	7,904	6,694
Advisory and trustee services	158	99	590	687
Other expenses	677	389	2,173	1,898
Amortization related to non-real estate investments	848	821	3,274	3,216
Impairment of real estate investments	305	0	305	0
TOTAL EXPENSES	46,715	39,511	179,374	166,309
Gain on involuntary conversion	2,821	274	5,084	274
Operating income	23,117	20,695	85,116	73,043
Interest expense	(14,928)	(16,172)	(62,900)	(64,066)
Interest income	46	33	222	148
Other income	102	108	526	638
Income from continuing operations	8,337	4,664	22,964	9,763
Income (loss) from discontinued operations	3,476	(543)	7,008	(57)
NET INCOME	11,813	4,121	29,972	9,706
Net income attributable to noncontrolling interests – Operating Partnership	(1,536)	(636)	(3,633)	(1,359)
Net income attributable to noncontrolling interests – consolidated real estate entities	(262)	(106)	(809)	(135)
Net income attributable to Investors Real Estate Trust	10,015	3,379	25,530	8,212
Dividends to preferred shareholders	(2,879)	(593)	(9,229)	(2,372)
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$7,136	$2,786	$16,301	$5,840
Earnings per common share from continuing operations – Investors Real Estate Trust – basic and diluted	.04	.04	.11	.07
Earnings (loss) per common share from discontinued operations – Investors Real Estate Trust – basic and diluted	.03	(.01)	.06	.00
NET INCOME PER COMMON SHARE – BASIC AND DILUTED	$.07	$.03	$.17	$.07

v

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO
INVESTORS REAL ESTATE TRUST TO FUNDS FROM OPERATIONS
for the three and twelve months ended April 30, 2013 and 2012

Three Months Ended April 30,	(in thousands, except per share amounts)
	2013			2012
	Amount	Weighted Avg Shares and Units(2)	Per Share and Unit(3)	Amount	Weighted Avg Shares and Units(2)	Per Share And Unit(3)
Net income attributable to Investors Real Estate Trust	$10,015			$3,379
Less dividends to preferred shareholders	(2,879)			(593)
Net income available to common shareholders	7,136	96,692	$0.07	2,786	87,031	$0.03
Adjustments:
Noncontrolling interest – Operating Partnership	1,536	21,500		636	20,285
Depreciation and amortization(1)	16,572			15,165
Impairment of real estate investments	305			293
(Gain) loss on depreciable property sales	(3,433)			240
Funds from operations applicable to common shares and Units	$22,116	118,192	$0.19	$19,120	107,316	$0.18

Twelve Months Ended April 30,	(in thousands, except per share amounts)
	2013			2012
	Amount	Weighted Avg Shares and Units(2)	Per Share and Unit(3)	Amount	Weighted Avg Shares and Units(2)	Per Share And Unit(3)
Net income attributable to Investors Real Estate Trust	$25,530			$8,212
Less dividends to preferred shareholders	(9,229)			(2,372)
Net income available to common shareholders	16,301	93,344	$0.17	5,840	83,557	$0.07
Adjustments:
Noncontrolling interest – Operating Partnership	3,633	21,191		1,359	19,875
Depreciation and amortization(4)	65,542			60,057
Impairment of real estate investments	305			428
Gain on depreciable property sales	(6,885)			(349)
Funds from operations applicable to common shares and Units	$78,896	114,535	$0.69	$67,335	103,432	$0.65
(1)	Real estate depreciation and amortization consists of the sum of depreciation/amortization related to real estate investments and amortization related to non-real estate investments from the Condensed Consolidated Statements of Operations, totaling $16,519 and $15,053 and depreciation/amortization from Discontinued Operations of $88 and $158, less corporate-related depreciation and amortization on office equipment and other assets of $36 and $46, for the three months ended April 30, 2013 and 2012, respectively.
(2)	UPREIT Units of the Operating Partnership are exchangeable for cash, or, at the Company's discretion, for common shares of beneficial interest on a one-for-one basis.
(3)	Net income attributable to Investors Real Estate Trust is calculated on a per share basis. FFO is calculated on a per share and unit basis.
(4)	Real estate depreciation and amortization consists of the sum of depreciation/amortization related to real estate investments and amortization related to non-real estate investments from the Condensed Consolidated Statements of Operations, totaling $65,270 and $59,642, and depreciation/amortization from Discontinued Operations of $479 and $682, less corporate-related depreciation and amortization on office equipment and other assets of $207 and $267, for the twelve months ended April 30, 2013 and 2012, respectively.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
RECONCILATION OF NET OPERATING INCOME TO THE
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
for the three and twelve months ended April 30, 2013 and 2012

Three Months Ended April 30, 2013	(in thousands)
	Multi-Family Residential	Commercial- Office	Commercial- Healthcare	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$23,378	$20,057	$15,689	$4,022	$3,866	$67,012
Real estate expenses	10,068	9,865	4,394	1,206	1,589	27,122
Gain on involuntary conversion	1,589	0	0	0	1,232	2,821
Net operating income	$14,899	$10,192	$11,295	$2,816	$3,509	42,711
Depreciation/amortization						(16,519)
Administrative, advisory and trustee services						(2,092)
Other expenses						(677)
Impairment of real estate investments						(305)
Interest expense						(14,928)
Interest and other income						148
Income from continuing operations						8,338
Income from discontinued operations						3,475
Net income						$11,813

Three Months Ended April 30, 2012	(in thousands)
	Multi-Family Residential	Commercial- Office	Commercial- Healthcare	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$19,059	$18,611	$14,976	$3,728	$3,558	$59,932
Real estate expenses	8,780	8,364	3,946	371	1,171	22,632
Gain on involuntary conversion	0	0	0	0	274	274
Net operating income	$10,279	$10,247	$11,030	$3,357	$2,661	37,574
Depreciation/amortization						(15,053)
Administrative, advisory and trustee services						(1,437)
Other expenses						(389)
Interest expense						(16,172)
Interest and other income						141
Income from continuing operations						4,664
Loss from discontinued operations						(543)
Net income						$4,121

Twelve Months Ended April 30, 2013	(in thousands)
	Multi-Family Residential	Commercial- Office	Commercial- Healthcare	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$90,759	$77,162	$61,975	$14,911	$14,599	$259,406
Real estate expenses	38,716	37,946	16,779	4,255	5,436	103,132
Gain on involuntary conversion	3,852	0	0	0	1,232	5,084
Net operating income	$55,895	$39,216	$45,196	$10,656	$10,395	161,358
Depreciation/amortization						(65,270)
Administrative, advisory and trustee services						(8,494)
Other expenses						(2,173)
Impairment of real estate investments						(305)
Interest expense						(62,900)
Interest and other income						748
Income from continuing operations						22,964
Income from discontinued operations						7008
Net income						$29,972

Twelve Months Ended April 30, 2012	(in thousands)
	Multi-Family Residential	Commercial- Office	Commercial- Healthcare	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$72,500	$74,334	$64,511	$14,325	$13,408	$239,078
Real estate expenses	33,905	34,816	20,650	3,549	4,468	97,388
Gain on involuntary conversion	0	0	0	0	274	274
Net operating income	$38,595	$39,518	$43,861	$10,776	$9,214	141,964
Depreciation/amortization						(59,642)
Administrative, advisory and trustee services						(7,381)
Other expenses						(1,898)
Interest expense						(64,066)
Interest and other income						786
Income from continuing operations						9,763
Loss from discontinued operations						(57)
Net income						$9,706